     As filed with the Securities and Exchange Commission on August 16, 1995
                                                        Registration No.33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                            ______________________

                     AMERICAN SCIENCE AND ENGINEERING, INC.
             (Exact Name of Registrant as Specified in its Charter)

            MASSACHUSETTS                                   04-2440991
   (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                      Identification No.)

                            829 Middlesex Turnpike
                        Billerica, Massachusetts 01821
                                (508) 262-8700
             (Address, Including Zip Code, and Telephone Number,
      Including Area Code, of Registrant's Principal Executive Offices)
                            ______________________

                            James C. Nemiah, Esq.
                    American Science and Engineering, Inc.
                            829 Middlesex Turnpike
                        Billerica, Massachusetts 01821
                                (508) 262-8700
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            ______________________

                                   Copy to:
                          Steven R. London, Esquire
                        Brown, Rudnick, Freed & Gesmer
                             One Financial Center
                         Boston, Massachusetts 02111
                                (617) 330-9000

    Approximate date of commencement of proposed sale to the public: At any time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/

                                CALCULATION OF REGISTRATION FEE
=====================================================================================================================
         TITLE OF EACH CLASS OF                        AMOUNT      PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
       SECURITIES TO BE REGISTERED                     TO BE        OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
                                                     REGISTERED      PER SHARE(1)        PRICE(1)            FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $. 66 2/3 par value per share....    229,167 shares       $7.13           $1,633,961         $563.43
=====================================================================================================================

    (1)  Estimated solely for the purpose of determining the registration fee, pursuant to Rule 457(c), and based upon the average of the reported high and low prices of the Registrant's common Stock on the American Stock Exchange on August 14, 1995.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

___ total pages in Registration Statement.  Exhibit Index located at page ___.

                                   PROSPECTUS
                     AMERICAN SCIENCE AND ENGINEERING, INC.
                            _________________________

                         229,167 Shares of Common Stock
                         (Par Value $0.66 2/3 Per Share)

    All of the shares of Common Stock offered hereby are being sold by certain stockholders of the Company. See "SELLING STOCKHOLDERS". The Company will not receive any proceeds from the sale of the shares offered hereby.

    The Common Stock of the Company is traded on the American Stock Exchange under the symbol ASE. On August 14, 1995, the average of the reported high and low prices of the Common Stock on the American Stock Exchange was $7.13 per share.

    The Common Stock to which this Prospectus relates may be offered through any of several methods, including ordinary brokerage transactions or block transactions on the American Stock Exchange at market prices, or in privately negotiated transactions at prices agreed upon by the parties. See "PLAN OF DISTRIBUTION".

   AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH
                                 DEGREE OF RISK
                               SEE "RISK FACTORS".

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================
          Price to Public     Underwriting Discounts    Proceeds to Selling
                              and Commissions              Stockholder (1)
---------------------------------------------------------------------------
Per Share ...  $7.13                $0                      $7.13
    Total ...  $1,633,961           $0                      $1,633,961
===========================================================================

   (1) The estimated expenses of issuance and distribution of the Common Stock offered hereby are $14,363, all of which will be borne by the Company.

   (2) The price to public has been estimated based upon the average of the reported high and low prices of the Common Stock on the American Stock Exchange on August 14, 1995.

                 The date of this Prospectus is August __, 1995.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto to which reference is hereby made. The statements in this Prospectus as to the contents of such Registration Statement are qualified in their entirety by such reference. The Registration Statement, together with its exhibits, may be inspected at the Public Reference Section of the Commission in Washington, D.C. at the address noted below, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement and all such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, 13th Floor, New York, New York 10048-1102, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street,
N.W., Washington, D.C. 20549, at prescribed rates.   The Company's Common Stock
is listed on the American Stock Exchange, and such reports, proxy statements and certain other information concerning the Company may be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document unless such exhibits are specifically incorporated by reference. Requests for such documents should be directed to American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, Massachusetts 01821, Attn:
Lee C. Steele, Treasurer (telephone number (508) 262-8700).

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date.

                              PROSPECTUS SUMMARY

This summary is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

    American Science and Engineering, Inc., a Massachusetts corporation formed in 1958 (together with its subsidiary, the "Company"), develops, produces and markets, and provides research and engineering service with respect to, x-ray inspection systems. The Company also manufactures and sells utility load control systems. The Company applies its technology in x-ray detection and imaging to governmental and commercial applications, particularly detection of illegal drugs, aviation security, and other security inspection applications. The Company has traditionally offered its systems at a price higher than that of competing systems that the Company believes are less capable than its systems. During the fiscal year ended March 31, 1995, the Company brought to market new competitively-priced products and focused on selling products that had features that created product differentiation and potential competitive advantage.

    The Company also manufactures sophisticated electronic control systems, primarily a line of electric utility load management equipment sold under the name ASEPr. The ASEP System, which operates over existing electric utility distribution networks to communicate with and/or control any connected load, is used by utility companies for control of deferrable loads to limit peak demand, for automatic remote meter reading and for automation of the distribution system to optimize the flow of energy. The Company has been concentrating its efforts on servicing and supporting existing customers. Most components are built by subcontractors for existing orders.

    The Company's principal offices are located at 829 Middlesex Turnpike, Billerica, Massachusetts 01821, and its telephone number is (508) 262-8700.

    An investment in the shares of Common Stock offered hereby involves a high degree of risk. See "RISK FACTORS".

                                  THE OFFERING

    Shares offered by
      Selling Stockholders...................   229,167 shares
    Shares outstanding as of
      August 10, 1995........................   4,461,238
    AMEX Symbol..............................   ASE
    Proceeds.................................   The Company will not
                                                receive any proceeds of the
                                                offering.

                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors in the Common Stock should consider carefully the following risk factors, as well as other information set forth or incorporated in this Prospectus, in connection with an investment in the Common Stock offered hereby.

LACK OF LIQUIDITY

     During the twelve months ended March 31, 1995, the amount of the Company's cash and cash equivalents decreased $1,631,000 from approximately $2,500,000 at April 1, 1994 to approximately $869,000 at March 31, 1995. The Company's cumulative losses have substantially reduced cash reserves and liquidity. See "Losses". Management of the Company has developed an interim plan to build revenues, reduce current operating costs, and monitor and control all discretionary spending. While management believes significant progress has been made to position the Company to meet its long-term goals, revenues have been volatile and have not been sufficient to meet existing cash flow needs of the business. Management expects to undertake several actions to provide additional liquidity in fiscal 1996, including raising additional capital. Although management expects that the Company will have sufficient liquidity to sustain its operations in the short term, revenues could continue to be volatile and new cash pressures may arise. There can be no assurance that the Company will be able to generate adequate cash flow from operations. The Company will require
additional capital in order to fund its continuing operations.    There can be
no assurance that the Company will be able to obtain such capital upon favorable terms, if at all. In order to obtain such capital, the Company may issue securities that will dilute the interests of the stockholders of the Company. See "RISK FACTORS - Dilution". Without such additional capital, continued operating losses will have a material adverse effect on the Company's ability to continue current operations.

LOSSES

     The Company has had net losses in five of its last six fiscal years. The Company sustained net losses of approximately $967,000 and $3,335,000 for the fiscal years ended March 31, 1995 and April 1, 1994, respectively. There can be no assurance that the Company will not sustain net losses in the future. If the Company continues to sustain losses, it may not be able to fund its continuing operations. See "RISK FACTORS-Lack of Liquidity".

CUSTOMER CONCENTRATION

     The Company's x-ray products business, including manufacturing, contract research, and field service, which accounted for approximately 97% of the Company's revenues for the fiscal year ended March 31, 1995, is heavily dependent upon sales to agencies of the United States government. During the fiscal year ended March 31, 1995, approximately 55% of x-ray products sales were under direct contracts and subcontracts with federal, and to a much lesser extent state, governmental agencies. Two of the Company's customers, which are agencies of the United States government, accounted for approximately 25% of the Company's net revenues for the fiscal year ended March 31, 1995. Termination of either of these two relationships would have a material adverse effect on the Company. Generally, the government may terminate these contracts for convenience, upon certain terms and conditions, including payment to the Company of costs incurred and an appropriate fee or profit on work performed. Termination of government contracts with a significant dollar value would have a material adverse effect on the Company. Significant reductions or delays in procurements of the Company's systems by the United States government would also have a material adverse effect on the Company.

DEPENDENCE ON FOREIGN SALES

     Foreign sales, including sales to foreign governments, accounted for approximately 29%, 28%, 44% and 37% of the Company's net revenues for the fiscal years ended March 31, 1995, April 1, 1994, March 31, 1993 and March 31, 1992, respectively. The Company anticipates that foreign sales for the fiscal year ending March 31, 1996 will represent a higher percentage of net revenues than they have over the last two years, and that foreign sales will continue to account for a significant percentage of the Company's net revenues for the foreseeable future. As a result, a significant portion of the Company's revenues are subject to risks associated with foreign sales. These risks include United States and foreign regulatory requirements, currency fluctuations, policy changes, political and economic instability and difficulties in managing foreign distributors and representatives. Although the Company's foreign sales are denominated in United States dollars, changes in the value of the United States dollar in relation to foreign currencies may adversely affect the Company's sales to foreign customers.

HIGHLY COMPETITIVE INDUSTRY; COMPETITION FROM NEW TECHNOLOGIES

     The markets for the Company's products are highly competitive and subject to rapid technological change. Many of the Company's current and potential competitors have substantially greater resources than the Company. The Company's success will depend upon its ability to enhance its existing products and to develop new products to meet customer requirements. The Company's current lack of liquidity may adversely affect the Company's research and development efforts to enhance its existing products and develop new products. See "RISK FACTORS - Lack of Liquidity". Competitors may develop superior products or products of similar quality at the same or lower prices. Other technological innovations may impair the Company's ability to market its products. There can be no assurance that the Company will be able to compete successfully.

IMMEDIATE DILUTION

     Purchasers of the shares of Common Stock offered hereby will experience immediate dilution, in the amount of $5.67, in the net book value per share of Common Stock from the assumed selling price of the Common Stock ($7.13, based on the average of the reported high and low sale prices on the American Stock Exchange on August 14, 1995). Purchasers of Common Stock will experience additional dilution upon the exercise of outstanding stock options. See "RISK FACTORS-Shares Eligible for Future Sale." Furthermore, purchasers of the Common Stock may experience additional dilution if the Company raises additional capital through the issuance of Common Stock or other equity securities of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

     As of July 15, 1995, the Company had 4,461,238 shares of Common Stock outstanding, of which 4,091,799 shares are freely tradeable without restriction under the Securities Act by persons other than "affiliates" of the Company. The remaining 369,439 shares of Common Stock held by current stockholders of the Company are eligible for sale, subject to the restrictions of Rule 144 under the Securities Act. The Company has reserved for issuance an aggregate of 675,000 shares of Common Stock pursuant to the Company's existing stock option plans.
As of July 15, 1995, there were outstanding options to purchase an aggregate of 506,194 shares of Common Stock. The exercise prices per share of these options range from $2.88 to $6.56, with a weighted average exercise price of $4.73. Of the 506,194 shares issuable upon exercise of options, 346,194 shares will be freely tradeable under the Securities Act, and the remaining 160,000 shares issuable upon exercise of options will be subject to the restrictions of Rule
144. The average daily trading volume of the Company's Common Stock for the period from January 1, 1994 through December 31, 1994 was 5,060 shares. The average of the reported high and low prices of the Common Stock on the American Stock Exchange on August 14, 1995 was $7.13. Sales of substantial amounts of Common Stock in the public market following the offering contemplated hereby could adversely affect the market price of the Common Stock.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares of Common Stock offered hereby will be the property of the Selling Stockholders and will be utilized by them as they see fit. No part of the proceeds will be received by the Company.

                              SELLING STOCKHOLDERS

    Samuel Investors International, L.D.C., a corporation organized under the laws of the Cayman Islands (sometimes, hereinafter, the "Investor"), and Grayson & Associates are the selling stockholders (collectively, the "Selling Stockholders") whose shares of Common Stock are being offered hereby.

    The Investor acquired the 200,000 shares of Common Stock registered for resale by it hereunder, from the Company, for aggregate consideration of $937,500 ($4.69 per share), pursuant to a subscription agreement dated July 8, 1995 (the "Subscription Agreement"), in a transaction exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder (the "Regulation S Offering"). Up to an additional 8,334 shares of Common Stock may be issued to the Investor, as a result of an adjustment of the $4.69 per share purchase price, as provided in the Subscription Agreement. See "MATERIAL CHANGES - Regulation S Offering" for a description of the Regulation S Offering.

    The 29,167 shares registered hereunder for resale by Grayson & Associates are issuable pursuant to a Common Stock Purchase Warrant ("Warrant") the Company issued to Grayson & Associates as partial compensation for services rendered to the Company in connection with the Regulation S Offering. The Company is obligated under the Warrant to register the underlying shares. As additional compensation for services rendered, the Company paid Grayson & Associates a cash fee in the amount of $81,250. For a description of the terms of the Company's arrangement with Grayson & Associates, see "MATERIAL CHANGES - Regulation S Offering".

    The following table sets forth the name of each of the Selling Stockholders and (i) the number of shares of Common Stock that each Selling Stockholder owned of record as of July 15, 1995, (ii) the maximum number of shares of Common Stock which may be offered for the account of each of the Selling Stockholders under this Prospectus and (iii) the number of shares of Common Stock to be owned by each of the Selling Stockholders after completion of the offering, assuming the sale of all the Common Stock being offered hereunder.

================================================================================
                        Shares          Maximum               Number of Shares
                        Owned           Number of Shares      of Common Stock
Selling Stockholder's   as of           Which May Be          Owned After
Name & Relationship     July 15, 1995   Offered Hereunder     the Offering (1)
================================================================================
Samuel Investors
International, L.D.C.    200,000           200,000               -0-

Grayson & Associates      29,167(2)         29,167(2)            -0-
================================================================================

(1) Assumes the sale of all shares of Common Stock registered hereunder, although, to the Company's knowledge, neither of the Selling Stockholders has made any arrangements to sell any shares of Common Stock at this time.

(2) Represents the number of shares of Common Stock issuable to Grayson & Associates pursuant to an immediately exercisable Common Stock Purchase Warrant.

    The Company will pay the expenses of registering the shares of Common Stock being sold hereunder, which are estimated to be $14,363.

                              PLAN OF DISTRIBUTION

    The Selling Stockholders may from time to time sell any or all of the shares of Common Stock offered hereby. The price and manner of sale are in the sole discretion of the Selling Stockholders. The shares of Common Stock offered hereby may be offered through any of several methods, such as ordinary brokerage transactions or block transactions on the American Stock Exchange at market prices, or in privately negotiated transactions at prices agreed upon by the parties. Neither the Company nor, to the Company's knowledge, the Selling Stockholders has any agreement, arrangement, or understanding with any broker or dealer entered into prior to the effective date of the Registration Statement of which this Prospectus is a part with respect to the sale of the Common Stock offered hereby.

                                MATERIAL CHANGES

REGULATION S OFFERING

    On July 18, 1995, the Company sold 200,000 shares of Common Stock in the Regulation S Offering (the "Regulation S Shares"), for an aggregate consideration of $937,500. The per share purchase price ("Purchase Price") of the Regulation S Shares was $4.69, i.e. seventy-five (75%) percent of the closing bid price of the Common Stock on the American Stock Exchange on July 7, 1995. Up to an additional 8,334 shares of Common Stock may be issued to the Investor in connection with any adjustment of the Purchase Price, as provided in the Subscription Agreement. In the event that the Purchase Price exceeds seventy-five (75%) percent of the average of the closing bid prices of the Company's Common Stock, as reported on the American Stock Exchange for the period commencing with the trading day which is the forty-fifth day following the closing of the sale of the Regulation S Shares and ending on the sixtieth day following such closing, the Purchase Price shall be adjusted to be equal to seventy-five (75%) percent of such average closing bid price, but not less than $4.50 (as so adjusted, the "Adjusted Purchase Price"). In such event, the Company is obligated to issue to the Investor, for no additional consideration, that number of shares of Common Stock ("Adjustment Shares") equal to the excess of (1) the number of shares of Common Stock the aggregate Purchase Price ($937,500) would have purchased at the Adjusted Purchase Price over (2) 200,000. The Company is registering, for resale by the Investor under the Securities Act, the Regulation S Shares on the Registration Statement to which this Prospectus relates.

    The Company intends to use the net proceeds of the Regulation S Offering for working capital growth, as collateral for standby letters of credit supporting international sales transactions, to fund the current portion of corporate indebtedness coming due in the normal course of business, and for general corporate purposes.

    In connection with the Regulation S Offering, the Company entered into Engagement Letters dated July 11, 1995, in which Grayson & Associates agreed to assist the Company with the sale of the Regulation S Shares. In consideration of the services rendered by Grayson & Associates pursuant to the Engagement Letter, the Company made a cash payment to Grayson & Associates in the amount of $81,250, which is equal to six and one-half (6.5%) percent of the product of (1) the number of Regulation S Shares and (2) $6.25, i.e. the closing bid price of the Common Stock on the American Stock Exchange on July 7, 1995 (the "Closing Bid Price"). As additional compensation, the Company issued to Grayson & Associates at the closing of the sale of the Regulation S Shares a Common Stock Purchase Warrant ("Warrant") exercisable for 29,167 shares of Common Stock ("Warrant Shares"). The number of Warrant Shares is equal to the quotient of
(i) three and one-half (3.5%) percent of the product of (x) the Closing Bid Price and (y) the number of Regulation S Shares, divided by (ii) $1.50. The Warrant is immediately exercisable, has a term of five years and is exercisable at a per share exercise price equal to the

Closing Bid Price. The Company has agreed to use its best efforts to register the Warrant Shares on a Registration Statement on Form S-3, within one year of the date of grant, or, alternatively, subject to underwriter approval, to use its best efforts to include the Warrant Shares in any other Registration Statement filed with the Securities and Exchange Commission within such one year period. The Company is registering, for resale by Grayson & Associates under the Securities Act, the 29,167 shares of Common Stock underlying the Warrant on the Registration Statement to which this Prospectus relates. The Company has agreed to indemnify Grayson & Associates and its principals for liabilities and expenses, including reasonable attorneys' fees, incurred in connection with claims arising out of the Regulation S Offering, provided that such claims do not arise from the indemnified party's gross negligence or violation of applicable law.

    The Regulation S Offering was approved by the Company's Board of Directors on June 30, 1995. The average of the reported high and low prices of the Common Stock on the American Stock Exchange on June 30, 1995 was $7.09.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors and officers to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

    Article VI of the Company's By-Laws provides in substance that the Company shall indemnify any person who was or is a party or was threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as a director or officer of the Company or is or was serving at the request of the Company as a director, trustee or officer of another corporation or entity, against expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as a director or officer of the Company or as a director, trustee or officer of such affiliated corporation or entity, provided, however, that no person has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that his action was in the best interest of the Company. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Company is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the best interest of the Company. The right of indemnification contained in the Company's By-Laws is non-exclusive and is in addition to any other rights such person may have.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's By-Laws, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995; and

         (c) The description of Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-06549) filed under the Exchange Act.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution

    The following sets forth the expenses expected to be incurred by the Company in connection with the distribution of Common Stock offered hereby.

         Securities and Exchange Commission Fee......   $   563
         Legal Services..............................   $10,000*
         Accounting Services.........................   $ 2,500*
         Reproduction Expenses.......................   $   300*
         Miscellaneous...............................   $ 1,000*

              Total..................................   $14,363

* Estimated.

    The Selling Stockholders are not paying any of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers

    Reference is made to the information contained in the Prospectus under the heading "INDEMNIFICATION OF DIRECTORS AND OFFICERS", which information is incorporated herein by reference.

Item 16.  Exhibits

Exhibit No.     Description of Exhibit
-----------     ----------------------
4.1             Restated Articles of Organization of the Company (filed as
                Exhibit 3A to the Company's Registration Statement
                on Form S-1 (Registration No. 2-27345) (the "Form S-1"), and
                incorporated herein by reference).

4.2             Articles of Amendment to the Restated Articles of Organization
                of the Company (filed as Exhibit 2(a)(ii)(B) to the Company's Registration Statement on Form S-7
                (Registration No. 2-56452) (the "Form S-7"),  and incorporated herein by reference).

4.3 Articles of Amendment to the Restated Articles of Organization of the Company (filed as Exhibit 12 to the Company's Annual
                Report on Form 10-K for the fiscal year ended March 31, 1976, and incorporated herein by reference).

4.4 By-Laws of the Company, as amended (filed as Exhibit 2(a)(iii) to the Form S-7 and incorporated herein by reference).

4.5 Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form S-7, and incorporated herein by reference).

4.6 Common Stock Purchase Warrant, dated July 18, 1995, issued in the name of Grayson & Associates.

4.7 Subscription Agreement, dated July 8, 1995, between the Company and Samuel International Investors, L.D.C.

4.8 Common Stock Purchase Warrant, in the form issued to certain of the Company's lenders, with schedule of lenders, exercise prices and share amounts attached.

5               Opinion of Brown, Rudnick, Freed & Gesmer

23.1            Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2            Consent of Arthur Andersen LLP.

24              Power of Attorney (included on signature page of Registration Statement).

Item 17.  Undertakings

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-Laws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billerica, Commonwealth of Massachusetts on August 16, 1995.

                          AMERICAN SCIENCE AND ENGINEERING, INC.
                          (Registrant)


                          By:/s/ Ralph S. Sheridan
                             ----------------------------
                             Ralph S. Sheridan, President

                        POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele, and James C. Nemiah, or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to the Form S-3 Registration Statement to which this instrument is attached and to file such amendments, including post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                            Capacity                  Date
----                            --------                  ----
/s/ Ralph S. Sheridan           President and Director   August 16, 1995
------------------------        (Principal Executive
Ralph S. Sheridan                 Officer)

/s/ Lee C. Steele               Vice President and
------------------------        Treasurer (Principal     August 16, 1995
Lee C. Steele                   Financial Officer
                                and Principal Accounting
                                  Officer)

/s/ Herman Feshbach             Director                 August 16, 1995
------------------------
Herman Feshbach

/s/ Hamilton W. Helmer          Director                 August 16, 1995
------------------------
Hamilton W. Helmer

/s/ Donald J. McCarren          Director                 August 16, 1995
------------------------
Donald J. McCarren

/s/ Ernest J. Moniz             Director                 August 16, 1995
------------------------
Ernest J. Moniz

/s/ Marie T. Spaulding          Director                 August 16, 1995
------------------------
Marie T. Spaulding


                          EXHIBIT INDEX

Exhibit         Description of Exhibit                           Page
-------         ----------------------                           ----
4.1             Restated Articles of Organization of the
                Company  (filed as Exhibit 3A to the
                Company's Registration Statement on Form S-1
                (Registration No. 2-27345) (the "Form S-1"),
                and incorporated herein by reference).            *

4.2             Articles of Amendment to the Restated
                Articles of Organization of the Company
                (filed as Exhibit 2(a)(ii)(B) to the
                Company's Registration Statement on Form S-7
                (Registration No. 2-56452) (the "Form S-7"),
                and incorporated herein by reference).            *

4.3             Articles of Amendment to the Restated
                Articles of Organization of the Company
                (filed as Exhibit 12 to the Company's Annual
                Report on Form 10-K for the fiscal year ended
                March 31, 1976, and incorporated herein by
                reference).                                       *

4.4             By-Laws of the Company, as amended (filed as
                Exhibit 2(a)(iii) to the Form S-7 and
                incorporated herein by reference).                *

4.5             Specimen Certificate of Common Stock (filed
                as Exhibit 2(a)(i) to the Form S-7, and
                incorporated herein by reference).                *

4.6             Common Stock Purchase Warrant, dated July 18,
                1995, issued in the name of Grayson &
                Associates.

4.7 Subscription Agreement, dated July 8, 1995, between the Company and Samuel International
                Investors, L.D.C.

4.8 Common Stock Purchase Warrant, in the Form issued to certain of the Company's lenders, with schedule of lenders, exercise prices and share amounts attached.

5               Opinion of Brown, Rudnick, Freed & Gesmer

23.1            Consent of Brown, Rudnick, Freed & Gesmer
                (contained in its opinion filed as Exhibit 5)

23.2            Consent of Arthur Andersen LLP.

24              Power of Attorney (appearing above the
                signatures of officers and directors).

--------------------------------
* Incorporated by reference and not filed herewith.
